FOR IMMEDIATE RELEASE                 CONTACT: Mattel, Inc.
                                      News Media       Investor Relations
                                      Glenn Bozarth    Mike Salop
                                      310-252-3521     310-252-2703


                   MATTEL REPORTS FIRST QUARTER RESULTS,
                 REMAINS ON-TRACK TO ACHIEVE 1997 TARGETS

LOS ANGELES, April 24 -- Mattel, Inc. today reported net income of $13 million or $.05 per share for the 1997 first quarter before its merger with Tyco Toys, Inc. and the impact of a charge related to integration and restructuring.

     The $.05 per share is after a negative impact related to the strength of the U.S. dollar, and compares with $.11 per share in the 1996 quarter. The company had earlier indicated that it expected first quarter earnings to be in the range of $.01 to $.04 per share.

     First quarter net sales for Mattel alone were $569 million in U.S. dollars, down 3 percent from $586 million in the year-ago quarter, but were flat in local currencies.

     "Worldwide demand for our core brands is extremely strong," Jill Barad, Mattel's president and chief executive officer, said. "Sales for Barbie were up 10 percent, Disney sales were up more than 20 percent and Hot Wheels sales nearly doubled. Fisher-Price sales were down 29 percent from last year, but our strategy to focus on our core preschool toy business is working, as retail take-away for Fisher-Price toys was up by 9 percent," she said. "Both Mattel U.S. and worldwide core brand sales, excluding Fisher-Price, were up 19 percent."

                                  -more-

2-2-2-2-2


     Consolidated earnings for Mattel and Tyco were $.01 per share before a pre-tax charge of $275 million related to the Tyco integration and Mattel restructuring, which is expected to result in savings of $700 million over the next five years. After the charge, Mattel reported a first quarter net loss of $205 million. Consolidated sales were $694 million, up 1 percent from a combined $684 million in the 1996 quarter.

     "Tyco products were also in strong demand, with a sales increase of 27 percent led by the strength of the Tyco core brands of Sesame Street, Matchbox and Magna Doodle," Barad said.

     "Our integration and restructuring activities are well underway, and will result in global growth opportunities and pre-tax savings of $60 million this year and $160 million per year in 1998 and beyond," she said. "We remain solidly on track to achieve our full-year targets for 1997."

     Mattel, Inc. is the worldwide leader in the design, manufacture and marketing of children's toys. With headquarters in El Segundo, California, Mattel has offices and facilities in 36 countries and sells its products in more than 140 nations throughout the world.

Note:

Forward-looking statements included in this release with respect to the financial condition, results of operations and business of the company, which include, but are not limited to, the restructuring charge, cost savings and profitability, are subject to certain risks and uncertainties that could cause actual results to differ materially from those set forth in such statements. These include without limitation: the company's dependence on the timely development, introduction and customer acceptance of new products; possible weaknesses of international markets; the impact of competition on revenues and margins; the effect of currency fluctuations on reportable income; and other risks and uncertainties as may be detailed from time to time in the company's public announcements and SEC filings.


                                 -###-

                        MATTEL, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF INCOME

                                                           FOR THE
                                                      THREE MONTHS ENDED
                                                  -------------------------
                                                   March 31,      March 31,
(In thousands, except per share amounts)            1997 (b)       1996 (b)
----------------------------------------          ----------     ----------
Net Sales                                         $  693,520     $  683,999
  Cost of sales                                      370,709        361,125
                                                  ----------     ----------
Gross Profit                                         322,811        322,874

  Advertising and promotion expenses                 102,626        100,104
  Other selling and administrative expenses          185,286        169,581
  Integration/restructuring costs (c)                275,000              -
  Other expense, net                                   7,882          4,499
                                                  ----------     ----------
Operating Profit (Loss)                             (247,983)        48,690
  Interest expense                                    19,636         19,893
                                                  ----------     ----------
Income (Loss) Before Income Taxes                   (267,619)        28,797
  (Benefit) provision for income taxes               (62,995)         8,263
                                                  ----------     ----------
Net Income (Loss)                                 $ (204,624)    $   20,534
                                                  ==========     ==========

   Net Income (Loss) Per Share (a)(d)             $    (0.72)    $     0.07
                                                  ==========     ==========
Average Number of Common and Common
  Equivalent Shares Outstanding (d)                  288,382        298,858
                                                  ==========     ==========

(a) Primary income per share for the quarter, before the $0.73 per share effect of the merger-related nonrecurring charge of $210 million after taxes, was $0.01 per share.
(b) Consolidated results for all periods are restated for the merger with Tyco Toys, Inc.
(c) Represents a nonrecurring charge for transaction, integration and restructuring costs related to the Tyco merger. The related tax benefit of $65 million is included in the provision for income taxes.
(d) Share and per share data for all periods presented reflect the retroactive effect of shares issued pursuant to the Tyco merger.



                  MATTEL, INC. AND SUBSIDIARIES, PRE-MERGER
                      CONSOLIDATED STATEMENTS OF INCOME

                                                           FOR THE
                                                      THREE MONTHS ENDED
                                                  -------------------------
                                                   March 31,      March 31,
(In thousands, except per share amounts)            1997 (e)       1996 (e)
----------------------------------------          ----------     ----------
Net Sales                                         $  568,528     $  585,879
  Cost of sales                                      293,643        300,102
                                                  ----------     ----------
Gross Profit                                         274,885        285,777

  Advertising and promotion expenses                  77,888         80,289
  Other selling and administrative expenses          156,583        142,920
  Other expense, net                                   6,754          3,665
                                                  ----------     ----------
Operating Profit                                      33,660         58,903
  Interest expense                                    14,637         14,418
                                                  ----------     ----------
Income Before Income Taxes                            19,023         44,485
  Provision for income taxes                           5,900         14,600
                                                  ----------     ----------
Net Income                                        $   13,123     $   29,885
                                                  ==========     ==========

   Net Income Per Share                           $     0.05     $     0.11
                                                  ==========     ==========
Average Number of Common and Common
  Equivalent Shares Outstanding                      274,644        281,836
                                                  ==========     ==========

(e) Consolidated results exclude Tyco and all merger-related transactions.


                                 MATTEL, INC. AND SUBSIDIARIES
                             CONDENSED CONSOLIDATED BALANCE SHEETS


                                                   March 31,      March 31,       Dec. 31,
(In thousands)                                      1997 (f)       1996 (f)       1996 (f)
--------------                                    -----------    -----------    -----------
ASSETS
  Cash                                            $   144,659    $    68,036    $   550,271
  Accounts receivable, net                            977,479        888,849        948,940
  Inventories                                         512,847        498,197        444,178
  Prepaid expenses and other current assets           193,636        203,337        195,673
                                                  -----------    -----------    -----------
    Total current assets                            1,828,621      1,658,419      2,139,062

  Property, plant and equipment, net                  608,350        555,660        616,281
  Other assets                                        824,743        790,832        825,799
                                                  -----------    -----------    -----------
    Total Assets                                  $ 3,261,714    $ 3,004,911    $ 3,581,142
                                                  ===========    ===========    ===========


LIABILITIES AND SHAREHOLDERS' EQUITY
  Short-term borrowings                           $    16,865    $    82,370    $    28,924
  Current portion of long-term liabilities            105,393          2,627        106,596
  Accounts payable and accrued liabilities            712,841        489,678        823,069
  Income taxes payable                                113,358        133,835        183,288
                                                  -----------    -----------    -----------
    Total current liabilities                         948,457        708,510      1,141,877

  Long-term debt                                      301,877        406,841        299,806
  Medium-Term notes                                   260,000        220,000        220,000
  Other long-term liabilities                         114,686        102,516        113,536
  Shareholders' equity                              1,636,694      1,567,044      1,805,923
                                                  -----------    -----------    -----------
    Total Liabilities and Shareholders' Equity    $ 3,261,714    $ 3,004,911    $ 3,581,142
                                                  ===========    ===========    ===========

(f) Consolidated results for all periods are restated for the merger with Tyco Toys, Inc.

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